Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K and the Registration Statements on Form S-8 (Nos. 333-160002, 33-59080, 333-62739, and 333-138245) of Minerals Technologies Inc. of our report dated March 3, 2014, with respect to the consolidated financial statements of AMCOL International Corporation included in AMCOL International Corporation's Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
July 11, 2014